Exhibit 24.1

POWER OF ATTORNEY FOR CERTAIN DIRECTORS AND OFFICERS OF MASTECH HOLDINGS, INC.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Shangold and John J. Cronin, Jr. as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any related registration statement, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE
/s/ Steven Shangold	President, Chief Executive Officer, and Director
Steven Shangold	(Principal Executive Officer)

/s/ John J. Cronin, Jr.	Chief Financial Officer, Secretary, and Treasurer
John J. Cronin, Jr.	(Principal Financial and Accounting Officer)

/s/ Sunil Wadhwani	Director
Sunil Wadhwani

/s/ Ashok Trivedi	Director
Ashok Trivedi

/s/ John Ausura	Director
John Ausura

/s/ Gerhard Watzinger	Director
Gerhard Watzinger

/s/ Brenda Rhodes	Director
Brenda Rhodes

/s/ D. Kevin Homer	Director
D. Kevin Homer